                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             ROLLINS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                     [LOGO]

                                 ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 1999 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 27, 1999, at 9:30 A.M., or any adjournment thereof, for the following purposes:

    (a) To elect three Class I directors to the Board of Directors;

    (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 26, 1999, is attached.

    The Board of Directors has fixed the close of business on February 26, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael W. Knottek, SECRETARY

Atlanta, Georgia
March 26, 1999

                                PROXY STATEMENT

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 27, 1999, is submitted by the Company to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 26, 1999. A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxyholder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 26, 1999 consisted of 30,479,785 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 26, 1999, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome.

    The names of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 26, 1999, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                                               AMOUNT      PERCENT OF
                                                                                            BENEFICIALLY   OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OWNED (1)       SHARES
------------------------------------------------------------------------------------------  ------------   -----------

R. Randall Rollins........................................................................    13,784,054(2)    45.2
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins...........................................................................    14,327,621(3)    47.0
2170 Piedmont Road, N.E.
Atlanta, Georgia

                                                                                               AMOUNT      PERCENT OF
                                                                                            BENEFICIALLY   OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OWNED (1)       SHARES
------------------------------------------------------------------------------------------  ------------   -----------
Mario Gabelli.............................................................................     5,914,225(4)    19.4
One Corporate Center
Rye, New York 10020

Michael W. Knottek........................................................................           500(5)   --

Harry J. Cynkus...........................................................................           500(6)   --

All Directors and Executive Officers as a group
  (9 persons).............................................................................    15,410,247(7)    50.6

------------------------

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 29,878 shares of the Company held as Trustee, Guardian, or Custodian for his children or as custodian for the children of his brother, Gary W. Rollins. Also includes 2,079,700 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 59,637* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 683,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate. Also includes 50,010 shares owned by the RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is the sole general partner.

(3) Includes 288,072 shares of the Company held as Custodian for the grandchildren of his brother, R. Randall Rollins, and 2,046,100 shares of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 64,350* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 683,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate.

(4) Based upon information received by the Company, an aggregate of 5,914,225 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows:
    GAMCO Investors, Inc., 4,153,225 shares; Gabelli Funds, Inc., 1,722,000 shares; Gemini Capital Management Ltd., 35,000 shares and Mr. Mario Gabelli, 4,000 shares. GAMCO Investors, Inc. does not have authority to vote 148,500 shares of the total 4,153,225 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5) Mr. Knottek owns less than 1% of outstanding shares. This does not include options to purchase 8,000 shares that become exercisable on April 28, 1999.

(6) Mr. Cynkus owns less than 1% of outstanding shares. This does not include options to purchase 3,000 shares that become exercisable on April 28, 1999.

(7) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and Rollins Holding Company.

* Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    Three individuals are to be elected at the Annual Meeting to serve as Class I directors for a term of three years, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of the first three persons named below to three-year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the three nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 26, 1999, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                                              SHARES    PERCENT OF
                                                                                        SERVICE AS          OF COMMON   OUTSTANDING
NAME                                     PRINCIPAL OCCUPATION (1)                        DIRECTOR     AGE   STOCK (2)     SHARES
-------------------------------------------------------------------------------------  -------------  ---   ----------  -----------

CLASS I
(TERM EXPIRES 2002)

R. Randall Rollins (3) Chairman of the Board and Chief Executive Officer of the        1968 to date   67    13,784,054(4)    45.2
                      Company; Chairman of the Board, Chief Executive Officer of RPC,
                      Inc. (oil and gas field services and boat manufacturing)

Henry B. Tippie       Chairman of the Board and Chief Executive Officer of Tippie      1960 to 1970;  72     1,244,750(5)     4.1
                      Services, Inc. (management services); Chairman of the Executive  1974 to date
                      Committee and Vice Chairman of the Board of Rollins Truck
                      Leasing Corp. (vehicle leasing and transportation); Chairman of the Executive Committee of Matlack Systems, Inc. (bulk trucking and terminaling); Vice Chairman of the Board of Dover Downs
                      Entertainment, Inc. (operator of multi- purpose gaming and entertainment complex) (since October 1996)

James B. Williams     Chairman of the Executive Committee of SunTrust Banks, Inc.      1978 to date   65        20,000        *
                      (bank holding company)

                                                                                                              SHARES    PERCENT OF
                                                                                        SERVICE AS          OF COMMON   OUTSTANDING
NAME                                     PRINCIPAL OCCUPATION (1)                        DIRECTOR     AGE   STOCK (2)     SHARES
-------------------------------------------------------------------------------------  -------------  ---   ----------  -----------
CLASS II
(TERM EXPIRES 2000)

John W. Rollins (3)   Chairman of the Board and Chief Executive Officer of Rollins     1948 to date   82        15,510(6)    *
                      Truck Leasing Corp. (vehicle leasing and transportation);
                      Chairman of the Board of Dover Downs Entertainment, Inc.
                      (operator of multi-purpose gaming and entertainment complex)
                      (since October 1996)

Gary W. Rollins (3)   President and Chief Operating Officer of the Company (since      1981 to date   54    14,327,621(7)    47.0
                      1984)

CLASS III
(TERM EXPIRES 2001)

Wilton Looney         Honorary Chairman of the Board of Genuine Parts Company          1975 to date   79         1,500     *
                      (automotive parts distributor)

Bill J. Dismuke       Retired President of Edwards Baking Company (manufacturing of    1984 to date   62           900     *
                      baked pies and pie pieces)

------------------------

(1) Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: John W. Rollins: Matlack Systems, Inc. and Safety-Kleen Corporation; Henry B. Tippie: Safety-Kleen Corporation; James
    B. Williams: The Coca-Cola Company, Genuine Parts Company, Sonat Inc., and Georgia-Pacific Corp.; Gary W. Rollins: Rollins Truck Leasing Corporation;
    R. Randall Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia, and Dover Downs Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers. John W. Rollins is their uncle.

(4) (See information contained in footnote (2) to the table appearing in Capital Stock section.)

(5) Includes 909,750** shares of Common Stock of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power, 5,000** shares in a trust of which he is the sole Trustee, and 10,000 shares in a partnership which he has voting right for 10,000 shares but beneficial partnership interest of 100 shares. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, and 300** shares held by his wife.

(6) Does not include 1,750** shares held by his wife as custodian for his children.

(7) (See information contained in footnote (3) to the table appearing in Capital Stock section.)

*   Less than .1% of outstanding shares.

** Messrs. John W. Rollins and Henry B. Tippie disclaim any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 1998, non-employee Directors received $750 for each Board of Directors or committee meeting they attended, plus $10,000 per year, from the Company.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had two meetings during the year ended December 31, 1998. Its functions are to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit efforts and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Compensation Committee had two meeting during the year ended December 31, 1998. The function of the Compensation Committee is to review the Company's executive compensation structure and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins, Inc. 1994 and 1998 Employee Stock Incentive Plans. The Board of Directors met, or took action by way of unanimous consent, five times during the year ended December 31, 1998. No Director attended fewer than 75% of the board meetings and meetings of committees on which he served during 1998. The Company does not have a nominating committee of the Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE COMPANY FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    During fiscal year 1998, the members of the Compensation Committee of the Board of Directors held primary responsibility for determining executive compensation levels. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose name this report is presented.

    The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income.

    Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan, and stock-based incentive plans.

    The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives, are reviewed annually. Only two individuals were eligible to receive a raise in 1998 because each had greater than one year of service. One received a raise in 1998 that was based on his individual performance and overall departmental improvements. The other did not receive a raise because the current salary was deemed appropriate given the profits of the Company in 1998.

    The annual cash incentive compensation package for the non-Director Named Executives is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. These performance objectives and incentive package are then reviewed by the Compensation Committee and either accepted, amended or modified. Both of the Named Executives participating in this Plan earned a small discretionary bonus during 1998 as a result of improvements in departmental function and progress made toward the Company's strategic objectives. The Chief Executive Officer and the Chief Operating Officer do not participate in this cash incentive plan.

    Awards under the Company's Stock Option Plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Chief Executive Officer, R. Randall Rollins, and the Chief Operating Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were, therefore, not considered for grants in 1998 under the 1994 or 1998 Employee Stock Incentive Plan. Grants are made under the Plans and the Plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During the fiscal year 1998, the non-Director Named Executives were granted a total of 55,000 Incentive Stock Options. In general, these grants were based upon the scope of the position and the individual performance of each individual.

    The Committee thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has, therefore, determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CEO COMPENSATION

    The CEO's compensation is determined by the Compensation Committee. For fiscal year 1998, the cash compensation for R. Randall Rollins was $457,632. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. The CEO's compensation is based upon the long-term growth in the Company's net income, shareholder value improvements, as well as, the CEO's individual performance. The decision of the Compensation Committee is, however, subjective and is not based upon any specific formula or guidelines. The CEO does not participate in the deliberations of the Compensation Committee when his salary is determined. Neither the CEO nor any other member of the Compensation Committee participates in any Company incentive program.

                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

                               PERFORMANCE GRAPH

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

            EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                         S&P
                                                                                     COMMERCIAL
Years                                                     ROLLINS, INC    S&P 500       SVCS

1993                                                        $  100.00    $  100.00    $  100.00

1994                                                        $   86.53    $  101.32    $   92.03

1995                                                        $   84.75    $  139.40    $  124.30

1996                                                        $   78.75    $  171.40    $  128.37

1997                                                        $   82.15    $  228.59    $  176.13

1998                                                        $   72.83    $  293.91    $  177.47

ASSUMES INITIAL INVESTMENT OF $100

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

    *Assumes reinvestment of dividends.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors serve on the Company's Compensation Committee: Henry
B. Tippie, Wilton Looney, and James B. Williams. None of these individuals are employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1998, 1997 and 1996, of those persons who were, at December 31, 1998 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 ("the Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION AWARDS
                                                                              --------------------------------------
                                                       ANNUAL COMPENSATION    RESTRICTED   SECURITIES                   ALL OTHER
                                                     -----------------------    STOCK      UNDERLYING       LTIP       COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR   SALARY    BONUS     AWARDS     OPTIONS (#)   PAYOUTS (3)       (1)
---------------------------------------------------  ----  --------  -------  ----------   -----------   -----------   ------------

R. Randall Rollins.................................  1998  $457,632  $    --                     --            --        $ 1,920
Chairman of the Board & Chief Executive Officer      1997   459,018       --                     --                        1,920
                                                     1996   460,057       --                     --                        1,800

Gary W. Rollins....................................  1998  $797,908       --                     --            --        $ 1,920
President & Chief Operating Officer                  1997   798,208       --                                               1,920
                                                     1996   798,208                                                        1,800

Michael W. Knottek.................................  1998  $192,560  $15,000                 40,000                      $ 1,920
Vice President Corporate Administration, Secretary   1997    70,759       --                     --                            0

Harry J. Cynkus....................................  1998  $114,548  $10,500                 15,000                      $     0
Chief Financial Officer, Treasurer

Gene L. Smith (2)..................................  1998  $176,706       --        --           --            --        $15,972
Former Chief Financial Officer                       1997   165,316       --   $21,175        6,500        $5,129          1,920
                                                     1996   164,620       --                                               1,800

------------------------

(1) Effective October 1, 1983, the Company adopted the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant. The amounts shown in this column, with the exception of Gene Smith for 1998 (see footnote 2), represent the Company match for the Named Executives.

(2) Gene Smith separated from service as of May 1998. The 1998 salary listed includes regular salary, vacation pay and separation pay. The amount noted in the "Other Compensation" column represents the value of stock appreciation rights (SAR) which matured on July 28, 1998 as part of Mr. Smith's separation arrangement.

(3) This value represents the portion of shares that were vested pursuant to Mr. Smith's 1997 grant of 1,100 shares of Performance Restricted Stock. 20% of these shares vested when the share price of the Rollins, Inc. Stock closed above $22.125 for 10 consecutive days during 1997. This is the value as of September 17, 1997, the day the vesting criteria were met.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1998

    The following table sets forth stock options granted in the fiscal year ending December 31, 1998 to each of the Named Executives. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year term, assuming compound rates of stock appreciation of 5% and 10%.

The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price at the grant date.

                                                               INDIVIDUAL GRANTS (1)
                                                ----------------------------------------------------
                                                              PERCENT OF                                POTENTIAL REALIZABLE
                                                                 TOTAL                                 VALUE AT ANNUAL RATES
                                                 NUMBER OF      OPTIONS                                    OF STOCK PRICE
                                                SECURITIES    GRANTED TO     EXERCISE                     APPRECIATION FOR
                                                UNDERLYING     EMPLOYEES      OR BASE                     OPTION TERM (2)
                                                  OPTIONS      IN FISCAL       PRICE     EXPIRATION   ------------------------
NAME                                              GRANTED        YEAR         ($/SH)        DATE        5% ($)      10% ($)
----------------------------------------------  -----------  -------------  -----------  -----------  ----------  ------------

R. Randall Rollins............................           0           N/A           N/A          N/A          N/A           N/A

Gary W. Rollins...............................           0           N/A           N/A          N/A          N/A           N/A

Michael W. Knottek............................    40,000(3)          4.5%     19 11/16     04/28/08   $  495,255  $  1,255,072

Harry J. Cynkus...............................    15,000(3)          1.7%     19 11/16     04/28/08   $  185,720  $    470,652

------------------------

(1) Options were granted on April 28, 1998 at a price of $19 11/16 per share. No Stock Appreciation Rights were granted to the Named Executives during 1998.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) These Incentive Stock Options vest and become exercisable 20% each year over 5 years and expire after 10 years.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                         AND YEAR-END OPTION/SAR VALUES

                                                                                       NUMBER OF
                                                                                      SECURITIES         VALUE OF
                                                                                      UNDERLYING        UNEXERCISED
                                                                                      UNEXERCISED      IN-THE-MONEY
                                                                                     OPTIONS/SAR'S     OPTIONS/SAR'S
                                                                           VALUE     AT FY-END (#)   AT FY-END ($) (1)
                                                     SHARES ACQUIRED     REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                                 ON EXERCISE (#)        ($)      UNEXERCISABLE     UNEXERCISABLE
-------------------------------------------------  -------------------  -----------  -------------  -------------------

R. Randall Rollins...............................               0        $       0           0/0         $     0/0

Gary W. Rollins..................................               0                0           0/0               0/0

Michael W. Knottek...............................               0                0      0/40,000               0/0

Harry J. Cynkus..................................               0                0      0/15,000               0/0

Gene L. Smith....................................             900        $   3,824           0/0               0/0

------------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1998 of $17.50 per share.

                                 BENEFIT PLANS

    The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 1998 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                                                                           PENSION PLAN TABLE
                                                       ----------------------------------------------------------
                                                                            YEARS OF SERVICE
                                                       ----------------------------------------------------------
REMUNERATION                                               15          20          25          30          35
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------

$ 100,000............................................  $   22,500  $   30,000  $   37,500  $   45,000  $   45,000

  200,000............................................      45,000      60,000      75,000      90,000      90,000

  300,000............................................      67,500      90,000     112,500     135,000     135,000

  400,000............................................      90,000     120,000     150,000     180,000     180,000

  500,000............................................     112,500     150,000     187,500     225,000     225,000

  600,000............................................     135,000     180,000     225,000     270,000     270,000

  700,000............................................     157,500     210,000     262,500     315,000     315,000

  800,000............................................     180,000     240,000     300,000     360,000     360,000

  900,000............................................     202,500     270,000     337,500     405,000     405,000

 1,000,000...........................................     225,000     300,000     375,000     450,000     450,000

The above table does not reflect the Plan offset for Social Security average earnings, the maximum limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The compensation for the Named Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2% of final average compensation less 3/4% of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1998 was $130,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $130,000 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $160,000 in 1998. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

    The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 15 years; Gary W. Rollins, 30 years; and Michael W. Knottek, 1 year. Harry J. Cynkus is not a participant since he has less than one year of service.

    Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's accrued benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 1998 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's auditors for 1998. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 1999. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1998 were timely satisfied.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company by November 27, 1999 for inclusion in its proxy statement and form of proxy relating to that meeting. With respect to the Company's annual meeting of the stockholders to be held in 2000, all stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which pertains to the inclusion of stockholder proposals in a Company's proxy materials, must be received by the Company by February 10, 2000, in order to be considered timely. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 27, 2000, the Company shall, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

                                 MISCELLANEOUS

    The Company's Annual Report for the calendar year ended December 31, 1998 is being mailed to stockholders with this proxy statement.

    UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1999 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE MADE IN WRITING, ADDRESSED TO ROLLINS, INC., P.O. BOX 647, ATLANTA, GEORGIA 30301, ATTENTION:
HARRY J. CYNKUS, CHIEF FINANCIAL OFFICER.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Michael W. Knottek, SECRETARY

Atlanta, Georgia
March 26, 1999

                                     ANNEX
PROXY                            ROLLINS, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ROLLINS, INC. FOR ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, APRIL 27, 1999, 9:30 A.M.

    The undersigned hereby constitutes and appoints R. RANDALL ROLLINS and GARY
W. ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 1999, at 9:30 a.m., at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof.

    The undersigned acknowledges receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated March 26, 1999, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.   / / FOR R. Randall Rollins, Henry B. Tippie and James B. Williams as Class I directors;
     / / For all Class I nominees, except as indicated below; or
     / / REFRAIN from voting for the election of all Class I nominees.
        (INSTRUCTIONS: To refrain from voting for any individual nominee, write that nominee's name on the space provided below.)

2.      ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR
        ANY ADJOURNMENT THEREOF.

                                     (over)

                          (continued from other side)

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                         PROXY

                                         PLEASE SIGN BELOW, DATE AND RETURN
                                         PROMPTLY
                                         ---------------------------------------

                                         ---------------------------------------
                                         SIGNATURE
                                         DATED: ________________ (Signature
                                         should conform to name and title
                                         stenciled hereon. Executors,
                                         administrators, trustees, guardians and
                                         attorneys should add their title upon
                                         signing.)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.